EXHIBIT 8

                            SCHRODER SERIES TRUST II
                            GLOBAL CUSTODY AGREEMENT


         AGREEMENT, dated as of December 9, 1997, between The Chase Manhattan Bank (the "Bank") and Schroder Series Trust II (the "Customer") on behalf of each series of the Customer listed in Schedule A hereto (each series, a "Fund").

SECTION 1.  CUSTOMER ACCOUNTS

         The Bank agrees to establish and maintain the following accounts ("Accounts"):

         (a) A custody account in the name of the Customer ("Custody Account") for any and all stocks, shares, bonds, debentures, notes, mortgages or other obligations for the payment of money, bullion, coin and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same or evidencing or representing any other rights or interests therein and other similar property whether certificated or uncertificated as may be received by the Bank or its Subcustodian (as defined in Section 3) for the account of the Customer ("Securities"); and

         (b) A deposit account in the name of the Customer ("Deposit Account") for any and all cash in any currency received by the Bank or its Subcustodian for the account of the Customer, which cash shall not be subject to withdrawal by draft or check.

     The Customer warrants its authority to: 1) deposit the cash and Securities ("Assets") received in the Accounts and 2) give Instructions (as defined in
Section 11) concerning the Accounts. The Bank may deliver securities of the same class in place of those deposited in the Custody Account.

         Upon written agreement between the Bank and the Customer, additional Accounts may be established and separately accounted for as additional Accounts under the terms of this Agreement.

SECTION 2. MAINTENANCE OF SECURITIES AND CASH AT BANK AND SUBCUSTODIAN LOCATIONS

         Unless Instructions specifically require another location acceptable to the Bank:

         (a) Securities will be held in the country or other jurisdiction in which the principal trading market for such Securities is located, where such Securities are to be presented for payment or where such Securities are acquired; and

         (b) Cash will be credited to an account in a country or other jurisdiction in which such cash may be legally deposited or is the legal currency for the payment of public or private debts.

         Cash may be held pursuant to Instructions in either interest or non-interest bearing accounts as may be available for the particular currency. To the extent Instructions are issued and the Bank can comply with such Instructions, the Bank is authorized to maintain cash balances on deposit for the Customer with itself or one of its affiliates at such reasonable rates of interest as may from time to time be paid on such accounts, or in non-interest bearing accounts as the Customer may direct, if acceptable to the Bank.

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         If the Customer wishes to have any of its Assets held in the custody of an institution other than the established Subcustodians as defined in Section 3 (or their securities depositories), such arrangement must be authorized by a written agreement, signed by the Bank and the Customer.

SECTION 3.  SUBCUSTODIANS AND SECURITIES DEPOSITORIES

         The Bank may act under this Agreement through the Subcustodians listed in Schedule B of this Agreement with which the Bank has entered into subcustodial agreements ("Subcustodians"). The Customer authorizes the Bank to hold Assets in the Accounts in accounts which the Bank has established with one or more of its branches or Subcustodians. The Bank and Subcustodians are authorized to hold any of the Securities in their account with any securities depository in which they participate.

         The Bank reserves the right to add new, replace or remove Subcustodians. The Customer will be given reasonable notice by the Bank of any amendment to Schedule B. Upon request by the Customer, the Bank will identify the name, address and principal place of business of any Subcustodian of the Customer's Assets and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian.

The terms Subcustodian and securities depositories as used in this Agreement shall mean a branch of a qualified U.S. bank, an eligible foreign custodian or an eligible foreign securities depository, which are further defined as follows:

          (a) "qualified U.S. Bank" shall mean a qualified U.S. bank as defined in Rule 17f-5 under the Act;

          (b) "eligible foreign custodian" shall mean (i) a banking institution or trust company incorporated or organized under the laws of a country other than the United States that is regulated as such by that country's government or an agency thereof and that has shareholders' equity in excess of $200 million in U.S. currency (or a foreign currency equivalent thereof), (ii) a majority owned direct or indirect subsidiary of a qualified U.S. bank or bank holding company that is incorporated or organized under the laws of a country other than the United States and that has shareholders' equity in excess of $100 million in U.S. currency (or a foreign currency equivalent thereof) (iii) a banking institution or trust company incorporated or organized under the laws of a country other than the United States or a majority owned direct or indirect subsidiary of a qualified U.S. bank or bank holding company that is incorporated or organized under the laws of a country other than the United States which has such other qualifications as shall be specified in Instructions and approved by the Bank; or (iv) any other entity that shall have been so qualified by exemptive order, rule or other appropriate action of the SEC; and

          (c) "eligible foreign securities depository" shall mean a securities depository or clearing agency, incorporated or organized under the laws of a country other than the United States, which operates (i) the central system for handling securities or equivalent book-entries in that country, or (ii) a transnational system for the central handling of securities or equivalent book-entries.

         The Customer represents that its Board of Trustees has approved each of the Subcustodians listed in Schedule B to this Agreement and the terms of the subcustody agreements between the Bank and each Subcustodian, which are attached as to Schedule B, and further represents that its Board has determined that the use of each Subcustodian and the terms of each subcustody agreement are consistent with the best interests of the Fund(s) and its (their) shareholders. The Bank will supply the Customer with any amendment to Schedule B for approval. The Customer has supplied or will supply the Bank with certified copies of its Board of Trustees resolutions(s) with respect to the foregoing prior to placing Assets with any Subcustodian so approved.


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SECTION 4.  USE OF SUBCUSTODIAN

         (a) The Bank will identify such Assets on its books as belonging to the Customer.

         (b) A Subcustodian will hold such Assets together with assets belonging to other customers of the Bank in accounts identified on such Subcustodian's books as special custody accounts for the exclusive benefit of customers of the Bank.

         (c) Any Assets in the Accounts held by a Subcustodian will be subject only to the instructions of the Bank or its agent. Any Securities held in a securities depository for the account of a Subcustodian will be subject only to the instructions of such Subcustodian.

         (d) Any agreement the Bank enters into with a Subcustodian for holding its customer's assets shall provide that such assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian except for safe custody or administration, and that the beneficial ownership of such assets will be freely transferable without the payment of money or value other than for safe custody or administration. The foregoing shall not apply to the extent of any special agreement or arrangement made by the Customer with any particular Subcustodian.

SECTION 5.  DEPOSIT ACCOUNT TRANSACTIONS

          (a) The Bank or its Subcustodians will make payments from a Deposit Account upon receipt of Instructions that include all information required by the Bank. Instructions must be received from one or more Authorized Person(s) and countersigned or confirmed in writing by one or more Authorized Person(s) who are different than the Authorized Person(s) that originated or drafted the Instructions.

          (b) In the event that any payment to be made under this Section 5 exceeds the funds available in a Deposit Account, the Bank, in its discretion, may advance the Customer such excess amount which shall be deemed a loan payable on demand, bearing interest at the rate customarily charged by the Bank on similar loans.

          (c) If the Bank credits a Deposit Account on a payable date, or at any time prior to actual collection and reconciliation to that Deposit Account, with interest, dividends, redemptions or any other amount due, the Customer will promptly return any such amount upon oral or written notification: (i) that such amount has not been received in the ordinary course of business or (ii) that such amount was incorrectly credited. If the Customer does not promptly return any amount upon such notification, the Bank shall be entitled, upon oral or written notification to the Customer, to reverse such credit by debiting the Deposit Account for the amount previously credited. The Bank or its Subcustodian shall have no duty or obligation to institute legal proceedings, file a claim or a proof of claim in any insolvency proceeding or take any other action with respect to the collection of such amount, but may act for the Customer upon Instructions after consultation with the Customer.

SECTION 6.  CUSTODY ACCOUNT TRANSACTIONS

          (a) Securities will be transferred, exchanged or delivered by the Bank or its Subcustodian upon receipt by the Bank of Instructions which include all information required by the Bank. Settlement and payment for Securities received for, and delivery of Securities out of, a Custody Account may be made in accordance with the customary or established securities trading or securities processing practices and procedures in the
               jurisdiction   or  market  in  which  the   transaction   occurs,

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               including,  without  limitation,  delivery  of  Securities  to  a purchaser,  dealer or their  agents  against  a receipt  with the
               expectation  of  receiving   later  payment  and  free  delivery.
               Delivery of Securities out of a Custody Account may also be made in any manner specifically required by Instructions acceptable to the Bank.

          (b) The Bank, in its discretion, may credit or debit an Account on a contractual settlement date with cash or Securities with respect to any sale, exchange or purchase of Securities. Otherwise, such transactions will be credited or debited to the Account on the date cash or Securities are actually received by the Bank and reconciled to the Account.

                  (i) The Bank may reverse credits or debits made to an Account in its discretion if the related transaction fails to settle within a reasonable period, determined by the Bank in its discretion, after the contractual settlement date for the related transaction.

                  (ii) If any Securities delivered pursuant to this Section 6 are returned by the recipient thereof, the Bank may reverse the credits and debits of the particular transaction at any time.

SECTION 7.  ACTIONS OF THE BANK

         The Bank shall follow Instructions received regarding assets held in the Accounts. However, until it receives Instructions to the contrary, the Bank will:

         (a) Present for payment any Securities which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation, to the extent that the Bank or Subcustodian is actually aware of such opportunities.

         (b) Execute in the name of the Customer such ownership and other certificates as may be required to obtain payments in respect of Securities.

         (c)      Exchange   interim   receipts  or  temporary   Securities  for
                  definitive  Securities.

         (d) Appoint brokers and agents for any transaction involving the Securities, including, without limitation, affiliates of the Bank or any Subcustodian.

         (e) Issue statements to the Customer, at times mutually agreed upon, identifying the Assets in the Accounts.

         The Bank will send the Customer an advice or notification of any transfers of Assets to or from the Accounts. Such statements, advices or notifications shall indicate the identity of the entity having custody of the Assets. Unless the Customer sends the Bank a written exception or objection to any Bank statement within sixty (60) days of receipt, the Customer shall be deemed to have approved such statement. In such event, or where the Customer has otherwise approved any such statement, the Bank shall, to the extent permitted by law, be released, relieved and discharged with respect to all matters set forth in such statement or reasonably implied therefrom as though it had been settled by the decree of a court of competent jurisdiction in an action where the Customer and all persons having or claiming an interest in the Customer or the Customer's Accounts were parties.

         All collections of funds or other property paid or distributed in respect of Securities in the Custody Account shall be made at the risk of the Customer. The Bank shall have no liability for any loss occasioned by delay in the actual receipt of notice by the Bank or by its Subcustodians of any payment, redemption or other transaction regarding Securities in the Custody Account in respect of which the Bank has agreed to take any action under this Agreement.



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SECTION 8.  CORPORATE ACTIONS; PROXIES

         Whenever the Bank receives information concerning the Securities which requires discretionary action by the beneficial owner of the Securities (other than a proxy), such as subscription rights, bonus issues, stock repurchase plans and rights offerings, or legal notices or other material intended to be transmitted to securities holders ("Corporate Actions"), the Bank will give the Customer notice of such Corporate Actions to the extent that the Bank's central corporate actions department has actual knowledge of a Corporate Action in time to notify its customers.

         When a rights entitlement or a fractional interest resulting from a rights issue, stock dividend, stock split or similar Corporate Action is received which bears an expiration date, the Bank will endeavor to obtain Instructions from the Customer or its Authorized Person as defined in Section 10, but if Instructions are not received in time for the Bank to take timely actions, or actual notice of such Corporate Action was received too late to seek Instructions, the Bank is authorized to sell such rights entitlement or fractional interest and to credit the Deposit Account with the proceeds or take any other action it deems, in good faith, to be appropriate in which case it shall be held harmless for any such action.

         The Bank will deliver proxies to the Customer or its designated agent pursuant to special arrangements which may have been agreed to in writing. Such proxies shall be executed in the appropriate nominee name relating to Securities in the Custody Account registered in the name of such nominee but without indicating the manner in which such proxies are to be voted; and where bearer
Securities are involved, proxies will be delivered in accordance with Instructions.

SECTION 9.  NOMINEES

         Securities which are ordinarily held in registered form may be registered in a nominee name of the Bank, Subcustodian or securities depository, as the case may be. The Bank may without notice to the Customer cause any such Securities to cease to be registered in the name of any such nominee and to be registered in the name of the Customer. In the event that any Securities registered in a nominee name are called for partial redemption by the issuer, the Bank may allot the called portion to the respective beneficial holders of such class of security in any manner the Bank deems to be fair and equitable.
The Customer agrees to hold the Bank, Subcustodians, and their respective nominees harmless from any liability arising from their status as a mere record holder of Securities in the Custody Account.

SECTION 10.  AUTHORIZED PERSONS.

         As used in this Agreement, the term "Authorized Person" means employees or agents including investment managers as have been designated by written notice from the Customer or its designated agent to act on behalf of the Customer under this Agreement. Such persons shall continue to be Authorized Persons until such time as the Bank receives Instructions from the Customer or its designated agent that any such employee or agent is no longer an Authorized Person.

SECTION 11.  INSTRUCTIONS.

         The term "Instructions" means instructions of any Authorized Person received by the Bank, via telephone, telex, TWX, facsimile transmission, bank wire or other teleprocess or electronic instruction or trade information system acceptable to the Bank that the Bank believes in good faith to have been given by Authorized Persons or which are transmitted with proper testing or authentication pursuant to terms and conditions which the Bank may specify.

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Unless otherwise  expressly  provided,  all Instructions  shall continue in full force and effect until canceled or superseded.

         Any Instructions delivered to the Bank by telephone shall promptly thereafter be confirmed in writing by an Authorized Person (which confirmation may bear the facsimile signature of such Person), but the Customer will hold the Bank harmless for the failure of an Authorized Person to send such confirmation in writing, the failure of such confirmation to conform to the telephone instructions received or the Bank's failure to produce such confirmation at any subsequent time. The Bank may electronically record any Instructions given by telephone, and any other telephone discussions with respect to the Custody Account. The Customer shall be responsible for safeguarding any testkeys, identification codes or other security devices which the Bank shall make available to the Customer or its Authorized Persons.

         Deposit Account Payments and Custody Account Transactions made pursuant to Section 5 and 6 of this Agreement may be made only for the purposes listed below. Instructions must specify the purpose for which any transaction is to be made and Customer shall be solely responsible to assure that Instructions are in accord with any limitations or restrictions applicable to the Customer by law or as may be set forth in its prospectus.

         (a) In connection with the purchase or sale of Securities at prices as confirmed by Instructions;

         (b) When Securities are called, redeemed or retired, or otherwise become payable;

         (c) In exchange for or upon conversion into other securities alone or other securities and cash pursuant to any plan or merger, consolidation, reorganization, recapitalization or readjustment;

         (d) Upon conversion of Securities pursuant to their terms into other securities;

         (e) Upon exercise of subscription, purchase or other similar rights represented by Securities;

         (f) For the payment of interest, taxes, management or supervisory fees, distributions or operating expenses;

         (g) In connection with any borrowings by the Customer requiring a pledge of Securities, but only against receipt of amounts borrowed;

         (h) In connection with any loans, but only against receipt of adequate collateral as specified in Instructions which shall reflect any restrictions applicable to the Customer;

         (i) For the purpose of redeeming shares of beneficial interest of the Customer and the delivery to, or the crediting to the account of, the Bank, its Subcustodian or the Customer's transfer agent, such shares to be purchased or redeemed;

         (j)      For the purpose of  redeeming  in kind shares of the  Customer
                  against   delivery  to  the  Bank,  its  Subcustodian  or  the
                  Customer's transfer agent of such shares to be so redeemed;

         (k) For delivery in accordance with the provisions of any agreement among the Customer, the Bank and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Customer;

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          (l)  For release of  Securities  to  designated  brokers under covered call options, provided, however, that such Securities shall be released only upon payment to the Bank of monies for the premium due and a receipt for the Securities which are to be held in escrow. Upon exercise of the option, or at expiration, the Bank will receive from brokers the Securities previously deposited. The Bank will act strictly in accordance with Instructions in the delivery of Securities to be held in escrow and will have no responsibility or liability for any such Securities which are not returned promptly when due other than to make proper request for such return;

         (m)      For  spot  or  forward   foreign   exchange   transactions  to
                  facilitate security trading, receipt of income from Securities or related transactions;

         (n) For other proper purposes as may be specified in Instructions issued by an officer of the Customer which shall include a statement of the purpose for which the delivery or payment is to be made, the amount of the payment or specific Securities to be delivered, the name of the person or persons to whom delivery or payment is to be made, and a certification that the purpose is a proper purpose under the instruments governing the Customer; and

         (o)      Upon the  termination  of this  Agreement  as set forth in
                  Section 14(i).

SECTION 12.  STANDARD OF CARE; LIABILITIES

         (a) The Bank shall be responsible for the performance of only such duties as are set forth in this Agreement or expressly contained in Instructions which are consistent with the provisions of this Agreement as follows:

                    (i) The Bank will use reasonable care with respect to its obligations under this Agreement and the safekeeping of Assets. The Bank shall be liable to the Customer for any loss which shall occur as the result of the failure of a Subcustodian to exercise reasonable care with respect to the safekeeping of such Assets to the same extent that the Bank would be liable to the Customer if the Bank were holding such Assets in New York. In the event of any loss to the Customer by reason of the failure of the Bank or its Subcustodian to utilize reasonable care, the Bank shall be liable to the customer only to the extent of the Customer's direct damages, to be determined based on the market value of the property which is the subject of the loss at the date of discovery of such loss and without reference to any special conditions or circumstances.

                  (ii) The Bank will not be responsible for any act, omission, default or for the solvency of any broker or agent which it or a Subcustodian appoints unless such appointment was made negligently or in bad faith.

                  (iii) The Bank shall be indemnified by, and without liability to the Customer for any actions taken or omitted by the Bank whether pursuant to Instructions or otherwise within the scope of this Agreement if such act or omission was in good faith, without negligence. In performing its obligations under this Agreement, the Bank may rely on the genuineness of any document which it believes in good faith to have been validly executed.

                  (iv) The Customer agrees to pay for and hold the Bank harmless from any liability or loss resulting from the imposition or assessment of any taxes or other

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                           governmental  charges,  and any related expenses with
                           respect to income from or Assets in the Accounts.

                    (v) The Bank shall be entitled to rely, and may act, upon the advice of counsel (who may be counsel for the Customer) on all matters and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

                    (vi) The  Bank  need  not  maintain  any  insurance  for the benefit of the Customer.

                    (vii)Without  limiting the foregoing,  the Bank shall not be liable for any loss which results from: 1) the general risk of investing, or 2) investing or holding Assets in a particular country including, but not limited to, losses resulting from nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; currency restrictions, devaluations or fluctuations; and market conditions which prevent the orderly execution of securities transactions or affect the value of Assets.

                    (viii)  Neither  party  shall be liable to the other for any loss due to forces beyond their control including, but not limited to strikes or work stoppages, acts of war or terrorism, revolution, nuclear fusion, fission or radiation, or acts of God.

         (b) Consistent with and without limiting the first paragraph of this Section 12, it is specifically acknowledged that the Bank shall have no duty or responsibility to:

                    (i)  question  Instructions  or make any  suggestions to the
                         Customer  or  an  Authorized   Person   regarding  such
                         Instructions;

                    (ii) supervise  or  make  recommendations  with  respect  to investments or the retention of Securities;

                    (iii)advise the Customer or an Authorized  Person  regarding any default in the payment of principal or income of any security other than as provided in Section 5(c) of this Agreement;

                    (iv) evaluate  or report to the  Customer  or an  Authorized
                         Person regarding the financial condition of any broker, agent or other party (except for brokers, agents other than subcustodians or depositories or other parties selected by the Bank, except in markets where there is only one registered or otherwise qualified broker, agent or other party) to which Securities are delivered or payments are made pursuant to this Agreement; or

                    (v) review or reconcile trade confirmations received from brokers. The Customer or its Authorized Persons (as defined in Section 10) issuing Instructions shall bear any responsibility to review such confirmations against Instructions issued to and statements issued by the Bank.

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          (c)  The  Customer  authorizes  the Bank to act under  this  Agreement notwithstanding that the Bank or any of its divisions or affiliates may have a material interest in a transaction, or circumstances are such that the Bank may have a potential conflict of duty or interest including the fact that the Bank or any of its affiliates may provide brokerage services to other customers, act as financial advisor to the issuer of Securities, act as a lender to the issuer of Securities, act in the same transaction as agent for more than one customer, have a material interest in the issue of Securities, or earn profits from any of the activities listed herein.

          (d) The Bank hereby warrants to the Customer that in its opinion, after due inquiry, the established procedures to be followed by each of its branches, each branch of a qualified U.S. bank, each eligible foreign custodian and each eligible foreign securities depository holding the Customer's Securities pursuant to this Agreement afford protection for such Securities at least equal to that afforded by the Bank's established procedures with respect to similar securities held by the Bank and its securities depositories in New York.

SECTION 13.  FEES AND EXPENSES

         The Customer agrees to pay the Bank for its services under this Agreement such amount as may be agreed upon in writing, together with the Bank's reasonable out-of-pocket or incidental expenses, including, but not limited to, legal fees. The Bank shall have a lien on and is authorized to charge any Accounts of the Customer for any amount owing to the Bank under any provision of this Agreement, so long as such lien does not contravene the provisions of SEC Release #40-12053, as amended from time to time. No fee shall be payable hereunder with respect to any Fund during any period in which such Fund invests all (or substantially all) of its investment assets in a registered, open-end management investment company, or separate series thereof, in accordance with section 12(d)(1)(E) under the Investment Company Act of 1940.

SECTION 14.  MISCELLANEOUS

          (a) FOREIGN EXCHANGE TRANSACTIONS. To facilitate the administration of the Customer's trading and investment activity, the Bank is authorized to enter into spot or forward foreign exchange contracts with the Customer or an Authorized Person for the Customer and may also provide foreign exchange through its subsidiaries, affiliates or Subcustodians. Instructions, including standing instructions, may be issued with respect to such contracts, but the Bank may establish rules or limitations concerning any foreign exchange facility made available. In all cases where the Bank, its subsidiaries, affiliates or Subcustodians enter into a foreign exchange contract related to an Account, the terms and conditions of the then current foreign exchange contract of the Bank, its subsidiary, affiliate or Subcustodian and, to the extent not inconsistent, this Agreement shall apply to such transaction.

          (b) CERTIFICATION OF RESIDENCY, ETC. The Customer certifies that it is a resident of the United States and agrees to notify the Bank of any changes in residency. The Bank may rely upon this certification or the certification of such other facts as may be required to administer the Bank's obligations under this Agreement. The Customer will indemnify the Bank against all losses, liability, claims or demands arising directly or indirectly from any such certifications.

          (c) ACCESS TO RECORDS. The Bank shall allow the Customer's independent public accountant reasonable access to the records of the Bank relating to the Assets as is required in connection with their examination of books and records pertaining to the customer's affairs. Subject to restrictions under applicable law, the Bank shall also obtain an undertaking to permit the Customer's independent public accountants reasonable access to the records of any Subcustodian which has physical possession of any Assets as may be required in connection with the examination of the Customer's books and records. Upon reasonable request from the Customer, the Bank shall furnish the Customer such reports (or portions thereof) of the Bank's system of internal accounting controls applicable to the Bank's duties under this Agreement. The Bank shall endeavor to obtain and furnish the Customer with such similar reports as it may reasonably request with respect to each Subcustodian and securities depository holding the Customer's assets.

          (d) GOVERNING LAW; SUCCESSORS AND ASSIGNS. This Agreement shall be governed by the laws of the State of New York and shall not be assignable by either party, but shall bind the successors in interest of the Customer and the Bank.

          (e) ENTIRE AGREEMENT; APPLICABLE RIDERS. Customer represents that the Assets deposited in the Accounts are (Check one):

                  ___ Employee Benefit Plan or other assets subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA");

                  _X_ Mutual Fund assets subject to certain Securities and Exchange Commission ("SEC")rules and regulations;

                  ___      Neither of the above.

This Agreement consists exclusively of this document together with Schedule A, Schedule B, and the following Rider(s) (check applicable rider(s)):

                  ___ ERISA

                  _X_ MUTUAL FUND

                  _X_ SPECIAL TERMS AND CONDITIONS

         There are no other provisions of this Agreement and this Agreement supersedes any other agreements, whether written or oral, between the parties. Any amendment to this Agreement must be in writing, executed by both parties.

         (f) SEVERABILITY. In the event that one or more provisions of this Agreement are held invalid, illegal or enforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions will not in any way be affected or impaired.

         (g) WAIVER. Except as otherwise provided in this Agreement, no failure or delay on the part of either party in exercising any power or right under this Agreement operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party or any provision of this Agreement, or waiver of any breach or default, is effective unless in writing and signed by the party against whom the waiver is to be enforced.

         (h) NOTICES. All notices under this Agreement shall be effective when actually received. Any notices or other communications which may be required under this Agreement are to be sent to the parties at the following addresses or such other addresses as may subsequently be given to the other party in writing:

                  Bank:             The Chase Manhattan Bank
                                    Attention:  Global Custody Division
                                    Woolgate House, Coleman Street
                                    London, EC2P 2HD, United Kingdom
                                    or telex:

                  Customer:         Schroder Series Trust II
                                    c/o Forum Administrative Services, LLC
                                    Two Portland Square
                                    Portland, Maine 04101
                                    or telex:  (207) 879-6050

          (i) TERMINATION. This Agreement may be terminated by the Customer or the Bank by giving sixty (60) days written notice to the other, provided that such notice to the Bank shall specify the names of the persons to whom the Bank shall deliver the assets in the Accounts. If notice of termination is given by the Bank, the Customer shall, within sixty (60) days following receipt of the notice, deliver to the Bank Instructions specifying the names of the persons to whom the Bank shall deliver the Assets. In either case, the Bank will deliver the Assets to the persons so specified, after deducting any amounts which the Bank determines in good faith to be owed to it under Section 13. If within sixty
               (60) days following receipt of a notice of termination by the Bank, the Bank does not receive Instructions from the Customer specifying the names of the persons to whom the Bank shall deliver the Assets, the Bank, at its election, may deliver the Assets to a bank or trust company doing business in the State of New York to be held and disposed of pursuant to the provisions of this Agreement, or to Authorized Persons, or may continue to hold the Assets until Instructions are provided to the Bank.

          (j) A copy of the Trust Instrument of the Schroder Series Trust II is on file with the Secretary of the State of Delaware and notice is hereby given that the Agreement is not binding upon any of the trustees, officers, or shareholders of the Customer individually, but are binding only upon the assets and property of the applicable Fund. The Bank agrees that no shareholder, trustee, or officer of the Customer or any Fund may be held personally liable or responsible for any obligations of any fund arising out of the Agreement. With respect to the obligations of a Fund arising out of the Agreement, the Bank shall look for payment or satisfaction of any claim solely to the assets and property of that Fund, and not to the assets of any other series of the Trust.

                                     SCHRODER SERIES TRUST II
                                       On  behalf  of each  fund
                                       listed in Schedule A.


                                     By:      /S/  CATHERINE A. MAZZA
                                        ---------------------------------
                                              Catherine A. Mazza
                                              Vice President


                                     THE CHASE MANHATTAN BANK


                                     By:/s/ Helen Bairsto
                                        ------------------------------------
                                        Helen Bairsto

                            SCHRODER SERIES TRUST II
                            GLOBAL CUSTODY AGREEMENT


                                   SCHEDULE A
                            (as of December 9, 1997)

         FUND NAME
         ---------
Schroder All-Asia Fund

                            SCHRODER SERIES TRUST II
                            GLOBAL CUSTODY AGREEMENT

                                   SCHEDULE B

                          MATERIALS FURNISHED BY CHASE
                          ----------------------------

COUNTRY                        NAME OF SUBCUSTODIAN                          NAME OF CENTRAL DEPOSITORY
-------                        --------------------                          --------------------------

Cedel                          N/A                                           Cedel Bank S.A., Luxembourg City

China                          Hongkong and Shanghai Banking                 Shanghai Securities Central Clearing &
                               Corporation Limited, Shanghai                 Registration Corporation

                               Hong Kong and Shanghai Banking                Shenzen Securities Clearing Co., Ltd.
                               Corporation Limited, Shenzen

Hong Kong                      The Chase Manhattan Bank,                     Hong Kong Securities Clearing Co., Ltd.
S.A.R.                         Hong Kong

India                          Hongkong and Shanghai Banking
                               Corporation Limited, Bombay

                               Deutsche Bank, A.G., Bombay

Indonesia                      Hongkong and Shanghai Banking
                               Corporation Limited, Jakarta

                               Standard Chartered Bank, Jakarta

Japan                          The Fuji Bank, Limited, Tokyo                 Japan Securities Depository Center

Korea                          Hongkong and Shanghai Banking Corporation     Korea Securities Depository Corporation
                               Limited, Seoul

Malaysia                       The Chase Manhattan Bank (M) Berhad,          Malaysian Central Depository Sdn. Bhd.
                               Kuala Lumpar

Pakistan                       Citibank, N.A. Karachi                        Central Depository Company of Pakistan,
                                                                             Ltd.
                               Deutsche Bank, A.G. Karachi

Philippines                    Hongkong and Shanghai Banking Corporation     Philippines Central Depository Inc.
                               Limited, Manila

Singapore                      The Chase Manhattan Bank, Singapore           Central Depository Pte. Ltd.

                               Standard Chartered Bank plc, Singapore

Sri Lanka                      Hongkong and Shanghai Banking Corporation     Central Depository System Limited
                               Limited, Columbo

Taiwan                         The Chase Manhattan Bank, Taipei              Taiwan Securities Central Depository Co.,
                                                                             Ltd.

COUNTRY                        NAME OF SUBCUSTODIAN                          NAME OF CENTRAL DEPOSITORY
-------                        -------------------                           ---------------------------

Thailand                       The Chase Manhattan Bank, Bangkok             Thailand Securities Depository Company
                                                                             Ltd.

United Kingdom                 The Chase Manhattan Bank. London              CREST

                               First Chicago NBD Corporation, London

The materials include generally with respect to each country:

1.   A description from Chase covering the applicable subcustodian's equity, its
     background,    depository   arrangements,   branch   offices,   operational
     capabilities and certain regulatory and legal matters.

2. A form of the agreement that each foreign subcustodian has entered into with Chase.

3. A disk copy of an opinion of counsel addressing the legal matters required to be considered pursuant to Rule 17f-5.

                          SPECIAL TERMS AND CONDITIONS


         These Special Terms and Conditions supplement the Agreement by and between The Chase Manhattan Bank (the "Bank") and Schroder Series Trust II (the "Customer") effective December 9, 1997. To the extent that any term or provision of the Agreement is inconsistent with these Special Terms and Conditions, the Special Terms and Conditions shall control.

         In order to properly allocate the responsibilities of the parties, the term "Customer" shall have the meanings designated below.

         a) In the following sections of the Agreement, the term "Customer" shall mean "each Fund":

                  --      Section 1(a) & (b)
                  --      Section 2
                  --      Section 4
                  --      Section 13, and
                  --      Section 14(c)

         b) In the following sections of the Agreement the term "Customer" shall refer to the Customer on behalf of a Fund.

                  --      Section 1; the last paragraphs
                  --      Section 3
                  --      Section 4
                  --      Section 5(c)
                  --      Section 7(b) & (e)
                  --      Section 7; the last paragraph
                  --      Section 8
                  --      Section 10
                  --      Section 11, and
                  --      Section 14(a) & (i)

         c) In sections 9 and 12 of the Agreement, the term "Customer" shall mean the Customer or the Fund.